Exhibit 99.1



                                      PROXY
                        FIRST CHESTER COUNTY CORPORATION
                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 27, 2004

                      THIS PROXY IS SOLICITED ON BEHALF OF
           THE BOARD OF DIRECTORS OF FIRST CHESTER COUNTY CORPORATION

     The undersigned, revoking any contrary proxy previously given, hereby appoints John C. Stoddart and James Danna (the "Proxies"), and each of them, jointly and severally, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Shareholders of First Chester County Corporation (the "Corporation") to be held on April 27, 2004, and at any postponement or adjournment of such meeting, and to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of the Corporation held of record by the undersigned on March 10, 2004, with all the powers and authority the undersigned would possess if personally present. By signing and returning this proxy, the undersigned gives the Proxies discretionary authority regarding any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof, and any matters incident to the conduct of the Annual Meeting and which are not known to the Board of Directors of the Corporation a reasonable time before the solicitation of this proxy.

     The Board of Directors recommends a vote "FOR" (1) the election of the nominees to serve as Class II Directors, (2) the approval of the amendments to the Corporation's Articles of Incorporation, and (3) the ratification of the appointment of Grant Thornton, LLP as the Corporation's independent public accountants.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.



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                        FIRST CHESTER COUNTY CORPORATION

This Proxy will be voted as directed. If no directions to the contrary are indicated, the Proxies intend to vote "FOR" each nominee for director and "FOR" each proposal.

1. ELECTION OF THREE CLASS II DIRECTORS (Term to expire in 2007)

                  Nominees:         M. ROBERT CLARKE
                                    DAVID L. PEIRCE
                                    KEVIN C. QUINN


         For All           Withhold All     For All Except
         |_|               |_|              |_|

         To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's name on the line below.

              ----------------------------------------------------

2. PROPOSAL TO APPROVE THE AMENDMENT TO THE CORPORATION'S ARTICLES OF INCORPORATION to increase the number of authorized shares of the Corporation's Common Stock to 25,000,000, as described in the Corporation's Proxy Statement dated March 15, 2004.

3. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON, LLP as the independent public accountants of the Corporation for the year ending December 31, 2004.

           |_|     FOR               |_|     ABSTAIN            |_|     AGAINST

         By signing and returning this proxy, the undersigned gives the Proxies discretionary authority regarding any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof, and any matters incident to the conduct of the Annual Meeting and which are not known to the Board of Directors of the Corporation a reasonable time before the solicitation of this proxy.

         Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer and affix corporate seal. If a partnership, please sign in partnership name by general partner.



            Signature (PLEASE SIGN WITHIN BOX)               Date



            Signature (Joint Owners)                         Date


                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                      PROMPTLY USING THE ENCLOSED ENVELOPE.




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